As filed with the Securities and Exchange Commission on July 3, 1996
                                                       Registration No. 333-____

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                          SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C. 20549
                                    _____________

                                       FORM S-8
                                REGISTRATION STATEMENT
                                        UNDER
                              THE SECURITIES ACT OF 1933

                               ACTIVE VOICE CORPORATION
                (Exact name of registrant as specified in its charter)

    WASHINGTON                         3661                     91-1235111
(State or Other               (Primary Standard            (I.R.S. Employer
Jurisdiction of Incorporation  Industrial Classification   Identification No.)
   or Organization)                 Code Number)

                             2901 Third Avenue, Suite 500
                            Seattle, Washington 98121-9800
                                    (206) 441-4700

            (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                              -------------------------

                               Active Voice Corporation
                                1993 Stock Option Plan
                              -------------------------

                        Jose S. David, Chief Financial Officer
                             2901 Third Avenue, Suite 500
                            Seattle, Washington 98121-9800
                                    (206) 441-4700

              (Name, address, including zip code, and telephone number,
                      including area code, of agent for service)

                              -------------------------



                                                       CALCULATION OF REGISTRATION FEE
- -------------------------------------------------------------------------------------------------------------------
- -------------------------------------------------------------------------------------------------------------------
Title of Each Class of            Amount to be        Proposed Maximum                   Amount of Registration
Securities to Be Registered       Registered(1)       Aggregate Offering Price (2)       Fee
- -------------------------------------------------------------------------------------------------------------------
Common Stock                      220,000 shares            $2,543,750                            $877
- -------------------------------------------------------------------------------------------------------------------
- -------------------------------------------------------------------------------------------------------------------



(1) Plus (i) an indeterminate number of shares of Common Stock that may become issuable under the Plan as a result of the adjustment provisions therein, and (ii) if any interests in the Plan constitute separate securities required to be registered under the Securities Act of 1933, then, pursuant to Rule 416(c), an indeterminate amount of such interests to be offered or sold pursuant to the Plan.

(2) Computed pursuant to Rule 457(c) and (h) based on the average of the high and low sales prices reported by the Nasdaq Stock Market on June 27, 1996.


The contents of the Registration Statement on Form S-8 (Commission File No. 33-80168), as filed by the Registrant with the Securities and Exchange Commission on June 13, 1994, are hereby incorporated by reference in this Registration Statement.

                                      SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on June 27, 1996.


                                       ACTIVE VOICE CORPORATION


                                  By   /s/ ROBERT L. RICHMOND
                                       -----------------------------------
                                       Robert L. Richmond
                                       Chief Executive Officer and
                                       Chairman of the Board


                                  POWER OF ATTORNEY

    Each person whose individual signature appears below hereby constitutes and appoints Robert L. Richmond and Jose S. David, and each of them severally, his true and lawful attorneys-in-fact and agents, with full power to act without the other and with full power of substitution and resubstitution, to execute in his name and on his behalf, individually and in each capacity stated below, any and all amendments and post-effective amendments to this Registration Statement, any and all supplements hereto, and any and all other instruments necessary or incidental in connection herewith, and to file the same with the Securities and Exchange Commission.

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated below.

SIGNATURE                              TITLE                              DATE
- ---------                              -----                              ----

/s/ ROBERT L. RICHMOND   Chief Executive Officer and Chairman    June 27, 1996
- -----------------------  of the Board (Principal Executive
Robert L. Richmond       Officer)

/s/ ROBERT C. GRECO      Vice President--Product                 June 27, 1996
- -----------------------  Development, Secretary, Treasurer
Robert C. Greco          and Director

/s/ JOSE S. DAVID        Chief Financial Officer (Principal      June 27, 1996
- -----------------------  Financial and Accounting Officer)
Jose S. David

/s/ TOM A. ALBERG        Director                                June 27, 1996
- -----------------------
Tom A. Alberg

/s/ HAROLD H. KAWAGUCHI  Director                                June 27, 1996
- -----------------------
Harold H. Kawaguchi

                                    EXHIBIT INDEX



EXHIBIT
NUMBER             DESCRIPTION



5             Opinion of Graham & James LLP/Riddell Williams P.S.

10 Amendment to Active Voice 1993 Stock Option Plan (incorporated by reference from Exhibit 10 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended December 30, 1995 (File No. 0-22804)).

23.1          Consent of Graham & James LLP/Riddell Williams P.S.
              (included in Exhibit 5)

23.2          Consent of Ernst & Young LLP, Independent Auditors

24            Powers of Attorney (included on signature pages)